UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 27, 2023, Faraday Future Intelligent Electric Inc. (the “Company”) issued a press release announcing that on September 26, 2023 the Company entered into a sales agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., A.G.P./Alliance Global Partners, Wedbush Securities Inc. and Maxim Group, LLC (the “Sales Agents”) to sell shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), having an aggregate offering price of up to $90,000,000 (the “Shares”), from time to time, through an “at-the-market” equity offering program (the “ATM Program”). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Sales Agreement, sales of the Shares under the ATM Program, if any, will be made through the Sales Agents acting as sales agent or directly to the Sales Agents acting as principal, and will be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices, or as otherwise agreed upon by one or more of the Sales Agents and the Company. If the Company sells Shares to the Sales Agents as principal, it will enter into a separate terms agreement with such Sales Agents.

The offering of Shares under the ATM Program pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Sales Agreement, or (ii) termination of such Sales Agreement as permitted therein.

The Company intends to use the net proceeds for general working capital and corporate purposes, which may include investment in product and technology development, establishment of global sales and service networks, ramp-up of production, repayment or repurchase of outstanding debt, capital expenditures, potential joint ventures, acquisitions and other business opportunities and purposes.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Shares sold under the ATM Program will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-272745), filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 16, 2023 and declared effective by the SEC on June 28, 2023, and the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act, on September 26, 2023. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of O’Melveny & Myers LLP regarding certain matters of law, including the validity of the Shares sold under the ATM Program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
1.1	Sales Agreement between the Company and the Sales Agents, dated September 26, 2023
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)
99.1	Press Release of the Company, dated September 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: September 27, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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